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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         -------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): September 25, 2003

                                    DVI, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                  001-11077                  2-2722773
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     (State or Other        (Commission File Number)        (IRS Employer
 Jurisdiction of Formation)                             Identification Number)

                        2500 YORK ROAD, JAMISON, PA 18929


       Registrant's Telephone Number, Including Area Code: (215) 488-5000

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  Other Events and Required FD Disclosure

On September 25, 2003, DVI, Inc. ("DVI") announced that as a result of its quarterly review of DVI's reserves held against its loan portfolio assets, it expects a significant upward adjustment from the $20 million in the reserve that was previously reported in the Company's form 10-Q for the quarter ended March 31, 2003.

DVI also announced that, in the two months prior to its bankruptcy filing, it may have utilized approximately $2,500,000 to $3,500,000 for working capital purposes, which amounts should have been remitted to limited liability companies formed in connection with DVI's securitization transactions.

Copies of all pleadings and documents filed from time to time in proceedings before the United States Bankruptcy Court for the District of Delaware will be available at the Bankruptcy Court's internet website: www.deb.uscourts.gov. The Company is not incorporating such documents or pleadings by reference into any of its Securities and Exchange Act filings, and none of such documents and pleadings are to be considered "filed" by the Company with the SEC.

For additional information, reference is made to the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Exhibits

                  99.1     -        Press Release dated September 25, 2003



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DVI, INC.

                                          By:  /s/ John P. Boyle
                                               --------------------

Dated: September 30, 2003